As filed with the Securities and Exchange Commission on June 27, 2012

Registration No. 333-152872
Registration No. 333-102008
Registration No. 333-39664
Registration No. 333-77217

Registration No. 333-57001

Registration No. 333-57005

Registration No. 033-58102

Registration No. 033-62100

Registration No. 033-22742

Registration No. 033-22741

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-152872
Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-102008
Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-39664
Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-77217
Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-57001

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-57005

Post-Effective Amendment No. 3 to Form S-8 Registration No. 033-58102

Post-Effective Amendment No. 1 to Form S-8 Registration No. 033-62100

Post-Effective Amendment No. 1 to Form S-8 Registration No. 033-22742

Post-Effective Amendment No. 1 to Form S-8 Registration No. 033-22741

UNDER THE SECURITIES ACT OF 1933

Central Vermont Public Service Corporation

(Exact name of Registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation or organization)	03-0111290 (I.R.S. Employer Identification Number)

77 Grove Street

Rutland, Vermont  05701
(800) 649-2877
(Address and telephone number of Registrant’s principal executive offices)

Central Vermont Public Service Corporation Omnibus Stock Plan
Central Vermont Public Service Corporation 2002 Long-Term Incentive Plan

Central Vermont Public Service Corporation Stock Option Plan for Non-employee Directors

Central Vermont Public Service Corporation Stock Option Plan for Key Employees

Central Vermont Public Service Corporation Restricted Stock Plan for Non-Employee Directors and Key Employees
Central Vermont Public Service Corporation Employee Savings and Investment Plan

(Full title of the plans)

Donald J. Rendall, Jr.
Central Vermont Public Service Corporation

77 Grove Street, Rutland, Vermont  05701

(800) 649-2877
(Name, address, (including zip code) and telephone number (including area code) of agent for service)

Copy to:

Kevin D. Cramer

Osler, Hoskin & Harcourt LLP

620 Eighth Avenue – 36th Floor

New York, New York  10018
(212) 867-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

Central Vermont Public Service Corporation (the “Registrant”) is filing these Post-Effective Amendments to remove from registration the unsold securities registered pursuant to the following Registration Statements on Form S-8 (the “Registration Statements”):

•

Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2008 (No. 333-152872), pursuant to which the Registrant registered 100,000 shares of its common stock, par value $6.00 per share (the “Common Stock”) for issuance under the Central Vermont Public Service Corporation Omnibus Stock Plan, which amended and restated the Central Vermont Public Service Corporation 2002 Long-Term Incentive Plan (the “Predecessor Plan”);

•

Registration Statement on Form S-8 filed with the Commission on December 19, 2002 (No. 333-102008), pursuant to which the Registrant registered 350,000 shares of Common Stock for issuance under the Predecessor Plan;

•

Registration Statement on Form S-8 filed with the Commission on June 19, 2000 (No. 333-39664), pursuant to which the Registrant registered 350,000 shares of Common Stock for issuance under the Central Vermont Public Service Corporation Stock Option Plan for Key Employees (the “Key Employee Plan”);

•

Registration Statement on Form S-8 filed with the Commission on April 28, 1999 (No. 333-77217), pursuant to which the Registrant registered 112,500 shares of Common Stock for issuance under the Central Public Service Corporation Stock Option Plan for Non-employee Directors (the “Non-employee Director Plan”);

•

Registration Statement on Form S-8 filed with the Commission on June 16, 1998 (No. 333-57001), pursuant to which the Registrant registered 350,000 shares of Common Stock for issuance under the Key Employee Plan;

•

Registration Statement on Form S-8 filed with the Commission on June 16, 1998 (No. 333-57005), pursuant to which the Registrant registered 70,000 shares of Common Stock for issuance under the Central Vermont Public Service Corporation Restricted Stock Plan for Non-Employee Directors and Key Employees;

•

Registration Statement on Form S-8 initially filed with the Commission on April 11, 1990 (No. 033-58102), as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on February 9, 1993 and Post-Effective Amendment No. 2 thereto filed with the Commission on June 30, 1995, pursuant to which the Registrant registered Common Stock for issuance under the Central Vermont Public Service Corporation Employee Savings and Investment Plan;

•	Registration Statement on Form S-8 filed with the Commission on May 3, 1993 (No. 033-62100), pursuant to which the Registrant registered Common Stock for issuance under the Non-employee Director Plan;

•

Registration Statement on Form S-8 filed with the Commission on June 27, 1988 (No. 033-22742), pursuant to which the Registrant registered Common Stock for issuance under the Non-employee Director Plan; and

•	Registration Statement on Form S-8 filed with the Commission on June 27, 1988 (No. 033-22741), pursuant to which the Registrant registered Common Stock for issuance under the Key Employee Plan.

On June 27, 2012, pursuant to an Agreement and Plan of Merger dated July 11, 2011 (the “Merger Agreement”) among the Registrant, Gaz Métro Limited Partnership (“Gaz Métro”) and Danaus Vermont Corp., an indirect wholly owned subsidiary of  Gaz Métro (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving as an indirect wholly-owned subsidiary of Gaz Métro. Pursuant to the Merger Agreement, upon the closing of the Merger, each issued and outstanding share of the Common Stock (other than shares which were held by any wholly owned subsidiary of the Registrant or in the treasury of the Registrant or which were held by Gaz Métro or Merger Sub, or any of their respective wholly owned subsidiaries) was automatically converted into the right to receive in cash, without interest, $35.25 per share, less any applicable withholding taxes.

As a result of the Merger, the Registrant has terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. Pursuant to the undertaking contained in Part II of each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance and remain unsold at the termination of the offering, the Registrant hereby removes from registration all shares of Common Stock that remain unsold and registered for issuance under the Registration Statements, being 77,644 shares of Common Stock under Registration Statement No. 333-152872, 33,710 shares of Common Stock under Registration Statement No. 333-39664 and 5,494 shares of Common Stock under Registration Statement No. 333-57001.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Rutland, Vermont on the 27th day of June, 2012.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By:	/s/ Mary G. Powell
Name: Mary G. Powell
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities indicated, on the 27th day of June, 2012.

/s/ Mary G. Powell	President and Chief Executive Officer
Mary G. Powell	(Principal Executive Officer)

/s/ Dawn D. Bugbee
Dawn D. Bugbee	Vice President, Chief Financial Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Elizabeth A. Bankowski
Elizabeth A. Bankowski	Director

/s/ Robert Benoit
Robert Benoit	Director

/s/ Nordahl L. Brue
Nordahl L. Brue	Director

/s/ David R. Coates
David R. Coates	Director

/s/ Pierre Despars
Pierre Despars	Director

/s/ Kathleen C. Hoyt
Kathleen C. Hoyt	Director

/s/ Euclid A. Irving
Euclid A. Irving	Director

/s/ Mary G. Powell
Mary G. Powell	Director

/s/ Robert Tessier	Director
Robert Tessier